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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

             Switzerland                                         98-0186363
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                            Identification no.)
     Bahnhofstrasse 45, Zurich and
        Aeschenvorstadt 1, Basel
(Address or Principal Executive Offices)                        (Zip Code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of
  pursuant to Section 12(b) of the         securities pursuant to Section 12(g)
  Exchange Act and is effective            of the Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A.(c), please check the following        A.(d), please check the following
  box: [X]                                 box: [ ]

Securities Act registration statement file number to which this form
relates:                                                333-46930
                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class               Name of Each Exchange on Which
     To be so Registered               Each Class is to be Registered

     GOALs due November [ ], 2002            American Stock Exchange
     (linked to the common stock of
     Amgen Inc.)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)
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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on May 1, 2001, under Rule 424(b), pursuant to an effective Registration Statement on Form F-1 (File No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by Amendment No. 1 thereto dated November 9, 2000 and Amendment No. 2 thereto dated March 29, 2001 (the "F-1 Registration Statement"), under the Securities Act of 1933, as amended.



ITEM 2.           EXHIBITS.

                  1. Form of Indenture, between the Company and U.S. Bank Trust National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

                  2. Form of GOALs linked to the common stock of Amgen Inc.
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                  3. SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  UBS AG
                                    (Registrant)


Date: May 7, 2001                 By:  /s/ Robert C. Dinerstein
                                       ------------------------
                                       Robert C. Dinerstein
                                       Managing Director



                                  By:  /s/ Robert B. Mills
                                       -------------------
                                       Robert B. Mills
                                       Managing Director